Exhibit 1.1

Certificate of Amendment	Certificat de modification
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

IMV INC.

Corporate name / Dénomination sociale

677457-1

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.	JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de 1’article 178 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes.

/s/ Virginie Ethier

Director / Directeur

2018-05-02

Date of amendment (YYYY-MM-DD)

Date de modification (AAAA-MM-JJ

Form 4 Articles of Amendment	Formulaire 4 Clauses modificatrices
Canada Business Corporations Act (CBCA) (s. 27 or 177)	Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

SCHEDULE A OF

ARTICLES OF AMENDMENT OF

IMMUNOVACCINE INC.

(THE “CORPORATION”)

The Articles of the Corporation are hereby amended pursuant to Section 173(1)(h) of the Canada Business Corporations Act to provide that the issued and outstanding common shares of the Corporation (the “Common Shares”) be consolidated on the basis of one (1) post-consolidation Common Share for each three and two tenths (3.2) outstanding pre-consolidation Common Shares without amending the stated capital account for the Common Shares of the Corporation.

No fractional Common Share shall be issued and any fractional Common Share of the Corporation resulting from such consolidation representing less than 0.5 of a Common Share shall be cancelled without any compensation and all fractions equal to or higher than 0.5 of a Common Share shall rounded up to one (1) Common Share.

The authorized capital of the Corporation is unaffected by this consolidation of the Common shares and continues to be an unlimited number of Common shares and an unlimited number of Preferred shares.

Certificate of Amendment Canada Business Corporations Act	Certificat de modification Loi canadienne sur les sociétés par actions

IMMUNOVACCINE INC.		677457-1
________________________________________________________________		________________________________________________________
Name of corporation-Denomination de la societe		Corporation number-Numero de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la societe susmentionnee ont ete modifies:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de Particle 13 de la Loi canadienne sur les sociétés par actions, conformement a l'avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de Particle 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes designant une série d'actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de Particle 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de Particle 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indique dans les clauses de reorganisation ci-jointes;

/s/ Richard G. Shaw		September 28, 2009 / le 28 septembre 2009
Richard G. Shaw
Director – Directeur		Date of Amendment – Date de modification

Industry Canada | Industrie Canada
Corporations Canada | Corporations Canada

Form 4

Articles of Amendment

(Section 27 or 177 of the Canada Business Corporations Act (CBCA))

Instructions

3 Any changes in the articles of the corporation must be made in accordance with section 27 or 177 of the CBCA.

A: If an amendment involves a change of corporate name (including the addition of the English or French version of the corporate name), the new name must comply with sections 10 and 12 of the CBCA as well as part 2 of the regulations, and the Articles of Amendment must be accompanied by a Canada-biased NUANS® search report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a NUANS® search.

D: Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amended. If the space available is insufficient, please attach a schedule to the form.

4 **Declaration**

This form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA)

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the *Privacy Act*. However, public disclosure pursuant to section 266 of the CBCA is permitted under the *Privacy Act*.

If you require more information, please consult our website at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5556 or by email at corporationscanada@ic.gc.ca.

Prescribed Fees

- Corporations Canada Online Filing Centre: $200
- By mail or fax: $200 paid by cheque payable to the Receiver General for Canada or by credit card (American Express®, MasterCard® or Visa®).

Important Reminders

Changes of registered office address and/or mailing address:
Complete and file Change of Registered Office Address (Form 3)

Changes of directors or changes of a director's address:
Complete and file Changes Regarding Directors (Form 6)

These forms can be filed electronically, by mail or by fax free of charge.

File documents online:
Corporations Canada Online Filing Centre:
www.corporationscanada.ic.gc.ca

Or send documents by mail:
Director General,
Corporations Canada
Jean Edmonds Tower South
9th Floor
365 Laurier Ave. West
Ottawa ON K1A 0C8

By Facsimile:
613-941-0999

1 Corporation name

RHINO RESOURCES INC

2 Corporation number

677457-1

3 The articles are amended as follows:
(Please note that more than one section can be filled out)

A: The corporation changes its name to:

IMMUNOVACCINE INC.

B: The corporation changes the province or territory in Canada where the registered office is situated to
(Do not indicate the full address)

C: The corporation changes the minimum and/or maximum number of directors to:
(For a fixed number of directors, please indicate the same number in both the minimum and maximum options)

minimum: maximum:

D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) **Please specify.**

SEE ANNEXES ATTACHED.

4 Declaration

I hereby certify that I am a director or an officer of the corporation.

[signature]
SIGNATURE

Wade Dawe
PRINT NAME

(902) 422-1421
TELEPHONE NUMBER

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Canada

IC 3069 (2008/12)

ANNEX 1

Consolidation of Issued and Outstanding Common Shares

The 12,000,000 issued and outstanding common shares of Rhino Resources Inc. are hereby consolidated on a five to one basis, into 2,400,000 issued and outstanding common shares; provided, however, that no fractional common shares shall be issued as a result of the consolidation and any fractional shares shall be cancelled and rounded down to the nearest whole number.

The authorized capital of Rhino Resources Inc. is unaffected by this consolidation of common shares and continues to be an unlimited number of common shares without nominal or par value and an unlimited number of Preferred shares without nominal or par value.

ANNEX 2

Appointment of Additional Directors

The Articles of Rhino Resources Inc. are hereby amended to provide the directors with the ability to appoint additional directors in accordance with section 106(8) of the Canada Business Corporations Act.

ANNEX 3

Removal of Redemption/Retraction Provisions of Common Shares

The following redemption and retraction provisions are hereby removed, in their entirety, from the share terms of the common shares of Rhino Resources Inc.:

4.	Redemption at the Option of the Holder

4.1	Subject to the provisions of the Canada Business Corporations Act, each holder of Common Shares may, at his option and in the manner hereinafter provided, require that the Corporation redeem at any time all or, from time to time, any part of the said Common Shares held by such holder and that the Corporation pay, for each share to be redeemed, the Retraction Price thereof together will all declared and unpaid dividends thereon.

4.2	In the case of redemption of Common Shares under the provisions of clause 4.1 hereof, the holder thereof shall surrender the certificate or certificates representing such Common Shares at the registered office of the Corporation or the transfer agent accompanied by a notice in writing signed by such holder requiring the Corporation to redeem all or a specified number of the Common Shares represented thereby. As soon as practicable following the receipt of the said notice, but no more than 10 days thereafter, the Corporation shall pay or cause to be paid to the order of the registered holder of the Common Shares to be redeemed, the Retraction Price thereof. If a part only of the shares represented by any certificate be redeemed at any time in a fiscal year of the Corporation, a new certificate for the balance shall be issued on or before the end of the fiscal year, at the expense of the Corporation.

4.3	The Retraction Price for each Common Share shall be the lesser of;

(a)	90% of the Market Price calculated as at the date of the surrender of Common Shares for retraction; and

(b)	90% of the most recent Closing Market Price on the date of the surrender of Common shares for retraction;

and for the purposes of this clause, “Market Price” at any time, means an amount per Common Share equal to the weighted average of the Closing Market Prices for the Common Shares for the ISO immediately preceding trading days on the principal market on which the Common Shares were quoted for trading; and the “Closing Market Price” means the last trading price per share of the Common Shares on any day on which there was a trade of the Common Shares.

4.4	The Retraction Price may be fully paid and satisfied, at the option of the Corporation, by cash payment or by the issuance by the Corporation a promissory note (the “Retraction Note”) which shall bear Interest at a rate equal to the prescribed rate of interest calculated pursuant to paragraph 4301(e) of the regulations promulgated under the Income Tax Act (Canada) in effect at the time of its issue and will mature and be fully repaid at the end of the two years after issuance. The terms and conditions of the Retraction Notes will also provide that in all circumstances the Transaction Notice may be prepaid without penalty.

Certificate of Incorporation Canada Business Corporations Act	Certificat de constitution Loi canadienne sur les sociétés par actions

Rhino Resources Inc.

Name of corporation-Denomination de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.

/s/ Richard G. Shaw

Richard G. Shaw

Director – Directeur

677457-1

Corporation number-Numéro de la société

Je certifie que la societe susmentionnee, dont les statuts constitutifs sont joints, a ete constituee en societe en vertu de la

Loi canadienne sur les societes par actions.

May 18, 2007 / le 18 mai 2007

Date of Amendment – Date de modification

ELECTRONIC TRANSACTION REPORT ARTICLES OF INCORPORATION (SECTION 6)	RAPPORT DE LA TRANSACTION ELECTRONIQUE STATUTS CONSTITUTIFS (ARTICLE 6)

Item 3 - Shares / Rubrique 3 - Actions

An unlimited number of common shares without nominal or par value; and
An unlimited number of Preferred shares without nominal or par value the conditions attaching to which are attached.

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO THE PREFERRED SHARES AND THE COMMON SHARES OF RHINO RESOURCES INC.

1. Series of Preferred Shares

1.1 The board of directors of the Corporation may at any time and from time to time issue the Preferred Shares in one (1) or more series, each series to consist of such number of shares as may before issuance thereof be determined by the board of directors.

1.2 The board of directors of the Corporation may from time to time determine, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, the rate of preferential dividends, the dates of payment thereof, the redemption price and the terms of redemption, voting rights and conversion rights (if any), the whole subject to the filing of articles of amendment setting forth the designation, rights, privileges, restrictions, conditions and limitations attaching to the Preferred Shares of such series and the issuance of a certificate of amendment in respect thereof.

1.3 If any cumulative dividends or amounts payable on return of capital in respect of a series of Preferred Shares are not paid in full, the Preferred Shares of all series shall participate rateably in respect of accumulated dividends and return of capital.

1.4 The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in the payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. Except with the consent in writing of all of Preferred Shares, no series of Preferred Shares shall be authorized which shall entitle the holders to receive upon liquidation, dissolution or redemption a sum in excess of the value of the consideration received by the Corporation on the issuance of that series plus a sum equivalent to all unpaid dividends accumulated thereon.

2. Dividends

2.1 The holders of the Preferred Shares shall be entitled to priority over the Common Shares of the Corporation and over any other shares of the Corporation ranking junior to the Preferred Shares with respect to priority in the payment of dividends. 2.2 Subject to the prior rights of the holders of the Preferred Shares and any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of the Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors of the Corporation may from time to time determine and all dividends which the board of directors of the Corporation may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

3. Liquidation

3.1 The holders of the Preferred Shares shall be entitled to priority over holders of any Common Shares or shares of any other class ranking junior to the Preferred Shares with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation to its shareholders for the purpose of winding up its affairs.

3.2 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation to its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the Preferred Shares and any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon liquidation, dissolution, winding-up or distribution for the purpose of winding-up, the holders of Common Shares shall be entitled to receive, pro rata, to the number of Common Shares held, all the remaining property and assets of the Corporation.

4. Redemption at the Option of the Holder

4.1 Subject to the provisions of the Canada Business Corporations Act, each holder of Common Shares may, at his option and in the manner hereinafter provided, require that the Corporation redeem at any time all or, from time to time, any part of the said Common Shares held by such holder and that the Corporation pay, for each share to be redeemed, the Retraction Price thereof together with all declared and unpaid dividends thereon.

4.2 In the case of redemption of Common Shares under the provisions of clause 4.1 hereof, the holder thereof shall surrender the certificate or certificates representing such Common Shares at the registered office of the Corporation or the transfer agent accompanied by a notice in writing signed by such holder requiring the Corporation to redeem all or a specified number of the Common Shares represented thereby. As soon as practicable following the receipt of the said notice, but not more than 10 days thereafter, the Corporation shall pay or cause to be paid to the order of the registered holder of the Common Shares to be redeemed, the Retraction Price thereof. If a part only of the shares represented by any certificate be redeemed at any time in a fiscal year of the Corporation, a new certificate for the balance shall be issued on or before the end of the fiscal year, at the expense of the Corporation.

4.3 The Retraction Price for each Common Share shall be the lesser of:

(a) 90% of the Market Price calculated as at the date of the surrender of Common Shares for retraction; and

(b) 90% of the most recent Closing Market Price on the date of the surrender of Common Shares for retraction; and for the purposes of this clause, “Market Price” at any time, means an amount per Common Share equal to the weighted average of the Closing Market Prices for the Common Shares during the 180 immediately preceding trading days on the principal market on which the Common Shares were quoted for trading; and the “Closing Market Price” means the last trading price per share of the Common Shares on any day on which there was a trade of the Common Shares.

4.4 The Retraction Price may be fully paid and satisfied, at the option of the Corporation, by cash payment or by the issuance by the Corporation of a promissory note (the “Retraction Note”) which shall bear interest at a rate equal to the prescribed rate of interest calculated pursuant to paragraph 4301(c) of the regulations promulgated under the Income Tax Act (Canada) in effect at the time of its issue and will mature and be fully repaid at the end of two years after issuance. The terms and conditions of the Retraction Notes will also provide that in all circumstances the Retraction Notes may be prepaid without penalty.

5. Voting Rights

5.1 Except as hereinafter referred to or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred Shares, the holders of the Preferred Shares as a class shall not be entitled to receive notice of, to attend or to vote at any meetings of the shareholders of the Corporation.

5.2 The holders of the Common Shares shall be entitled to receive notice of and to attend and to vote at all meetings of the shareholders of the Corporation and each Common Share shall, when represented at any meeting of the shareholders of the Corporation, carry the right to one vote.

6. Priority

6.1 The Preferred Shares shall rank senior to the Common Shares. The Preferred Shares of any series may be given such other preferences, not inconsistent with the provisions hereof, over the Common Shares and over any other class ranking junior to the Preferred Shares of that series as may be determined in the case of such series of Preferred Shares.

Item 4 - Restrictions on Share Transfers / Rubrique 4 - Restrictions sur le transfert des actions

None

Item 6 - Restrictions - Business / Rubrique 6 - Restrictions - activité commerciale

None

Item 7 - Other Provisions / Rubrique 7 - Autres dispositions

None

Form 2 – Formulaire 2

Information Regarding the Registered Office and the Board of Directors

Information concernant le siege social et Ile conseil d’administration

(To be filed with Articles of Incorporation, Amalgamation and Continuance)

(A etre utilise pour une nouvelle constitution en société par actions, une fusion ou une prorogation)

(Sections 19, 106 and 113(1) of the CBCA - articles 19 et 106 et paragraphe 113(1) de la LCSA)

Changes Regarding Directors – Changements concernant les administrateurs

(Sections 106 and 113(1) of the CBCA – article 106 et paragraphe 113 (1) de la LCSA )

Industry Canada Canada Business Corporations Act	Form 1 Articles of Incorporation (Section 6)
1. Name of the Corporation RHINO RESOURCES INC.
2. The province or territory in Canada where the registered office is situate: Nova Scotia

3.     The classes and any maximum number of shares that the corporation is authorized to issue:

An unlimited number of common shares without nominal or par value; and

An unlimited number of Preferred shares without nominal or par value the conditions attaching to which are attached.

4. Restrictions, if any, on share transfer: None
5. Number (Minimum and maximum number) of directors: Minimum of one, maximum of fifteen
6. Restrictions, if any, on the business the corporation may carry on None
7. Other provisions, if any None
8. Incorporators
Name	Address (including postal code)	Signature
Andrew Burke	2732 Deacon Street Halifax, NS B3L 3J1	/s/ Andrew Burke
For Departmental use only Corporation No.		Filed

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO THE
PREFERRED SHARES AND THE COMMON SHARES OF RHINO RESOURCES INC.

1.	Series of Preferred Shares

1.1	The board of directors of the Corporation may at any time and from time to time issue the Preferred Shares in one (1) or more series, each series to consist of such number of shares as may before issuance thereof be determined by the board of directors.

1.2	The board of directors of the Corporation may from time to time determine, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, the rate of preferential dividends, the dates of payment thereof, the redemption price and the terms of redemption, voting rights and conversion rights (if any), the whole subject to the filing of articles of amendment setting forth the designation, rights, privileges, restrictions, conditions and limitations attaching to the Preferred Shares of such series and the issuance of a certificate of amendment in respect thereof.

1.3	If any cumulative dividends or amounts payable on return of capital in respect of a series of Preferred Shares are not paid in full, the Preferred Shares of all series shall participate rateably in respect of accumulated dividends and return of capital.

1.4	The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in the payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. Except with the consent in writing of all of Preferred Shares, no series of Preferred Shares shall be authorized which shall entitle the holders to receive upon liquidation, dissolution or redemption a sum in excess of the value of the consideration received by the Corporation on the issuance of that series plus a sum equivalent to all unpaid dividends accumulated thereon.

2.	Dividends

2.1	The holders of the Preferred Shares shall be entitled to priority over the Common Shares of the Corporation and over any other shares of the Corporation ranking junior to the Preferred Shares with respect to priority in the payment of dividends.

2.2	Subject to the prior rights of the holders of the Preferred Shares and any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of the Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors of the Corporation may from time to time determine and all dividends which the board of directors of the Corporation may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

3.	Liquidation

3.1	The holders of the Preferred Shares shall be entitled to priority over holders of any Common Shares or shares of any other class ranking junior to the Preferred Shares with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation to its shareholders for the purpose of winding up its affairs.

3.2	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation to its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the Preferred Shares and any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon liquidation, dissolution, winding-up or distribution for the purpose of winding-up, the holders of Common Shares shall be entitled to receive, pro rata, to the number of Common Shares held, all the remaining property and assets of the Corporation.

4.	Redemption at the Option of the Holder

4.1	Subject to the provisions of the Canada Business Corporations Act, each holder of Common Shares may, at his option and in the manner hereinafter provided, require that the Corporation redeem at any time all or, from time to time, any part of the said Common Shares held by such holder and that the Corporation pay, for each share to be redeemed, the Retraction Price thereof together with all declared and unpaid dividends thereon.

4.2	In the case of redemption of Common Shares under the provisions of clause 4.1 hereof, the holder thereof shall surrender the certificate or certificates representing such Common Shares at the registered office of the Corporation or the transfer agent accompanied by a notice in writing signed by such holder requiring the Corporation to redeem all or a specified number of the Common Shares represented thereby. As soon as practicable following the receipt of the said notice, but not more than 10 days thereafter, the Corporation shall pay or cause to be paid to the order of the registered holder of the Common Shares to be redeemed, the Retraction Price thereof If a part only of the shares represented by any certificate be redeemed at any time in a fiscal year of the Corporation, a new certificate for the balance shall be issued on or before the end of the fiscal year, at the expense of the Corporation.

4.3	The Retraction Price for each Common Share shall be the lesser of:

(a)	90% of the Market Price calculated as at the date of the surrender of Common Shares for retraction; and

(b)	90% of the most recent Closing Market Price on the date of the surrender of Common Shares for retraction;

and for the purposes of this clause, “Market Price” at any time, means an amount per Common Share equal to the weighted average of the Closing Market Prices for the Common Shares during the 180 immediately preceding trading days on the principal market on which the Common Shares were quoted for trading; and the “Closing Market Price” means the last trading price per share of the Common Shares on any day on which there was a trade of the Common Shares.

4.4	The Retraction Price may be fully paid and satisfied, at the option of the Corporation, by cash payment or by the issuance by the Corporation of a promissory note (the “Retraction Note”) which shall bear interest at a rate equal to the prescribed rate of interest calculated pursuant to paragraph 4301(c) of the regulations promulgated under the Income Tax Act (Canada) in effect at the time of its issue and will mature and be fully repaid at the end of two years after issuance. The terms and conditions of the Retraction Notes will also provide that in all circumstances the Retraction Notes may be prepaid without penalty.

5.	Voting Rights

5.1	Except as hereinafter referred to or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred Shares, the holders of the Preferred Shares as a class shall not be entitled to receive notice of, to attend or to vote at any meetings of the shareholders of the Corporation.

5.2	The holders of the Common Shares shall be entitled to receive notice of and to attend and to vote at all meetings of the shareholders of the Corporation and each Common Share shall, when represented at any meeting of the shareholders of the Corporation, carry the right to one vote.

6.	Priority

6.1	The Preferred Shares shall rank senior to the Common Shares. The Preferred Shares of any series may be given such other preferences, not inconsistent with the provisions hereof, over the Common Shares and over any other class ranking junior to the Preferred Shares of that series as may be determined in the case of such series of Preferred Shares.

B-1

SCHEDULE “B”

BY-LAW No. 3

A by-law relating generally to

the transaction of the business

and affairs of

IMMUNOVACCINE INC.

(the “Corporation”)

DIRECTORS

1.	Number of directors. The number of directors will be determined from time to time by resolution of the directors, provided that such number is not contrary to the articles of the Corporation.

DIRECTORS’ MEETING

2.	Calling of and notice of meetings. Meetings of the Board of Directors of the Corporation (the “Board”) will be held on such day and at such time and place as the Chairman of the Board, the President of the Corporation or any Vice President of the Corporation who is a director of the Corporation or any two directors may determine. Notice of meetings of the Board will be given to each director not less than 48 hours before the time when such meeting is to be held. Each newly elected Board may, without notice, hold its first meeting for the purposes of organization and the appointment of officers immediately following the meeting of shareholders at which such Board was elected.

3.	Quorum. The quorum for transaction of business at any meeting of the Board or committee thereof will consist of a majority of the members thereof, or such other number of directors as the Board may from time to time determine. At any meeting of the Board, every question will be decided by a majority of the votes cast on the question and the chairman of the meeting will not be entitled to a second or casting vote.

4.	Chairman. Subject to the provisions of any resolution of the directors of the Corporation, the Chairman of the Board, or in his absence, any independent director, or in the absence, the President of the Corporation if he is a director, or in the absence, any officer who is a director, or in the absence also of any such officer, such director as the meeting will select, will act as chairman of the meeting.

5.	Meetings by telephonic or electronic means. A meeting of the directors may be held by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

SHAREHOLDERS’ MEETINGS

6.	Notice of meetings. Notice of the time and place of a meeting of shareholders must be sent to each shareholder entitled to vote at the meeting, to each director and to the auditors of the Corporation not less than 21 days and no more than 60 days prior to the date fixed for such meeting, or within such other minimum and maximum delays as may from time to time be prescribed under the Canada Business Corporations Act (the “Act”).

7.	Quorum. At any meeting of shareholders, a quorum will be two persons present in person or by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting entitled to vote at the meeting and holding or representing by proxy not less than 10% of the votes entitled to be cast at the meeting.

8.	Casting vote. In case of an equality of votes at any meeting of shareholders, the chairman of the meeting will not be entitled to a second or casting vote.

9.	Chairman. The Chairman of the Board, or in his absence, any director who is not an officer, or in the absence, the President of the Corporation if he is a director, or in the absence, any officer who is a director, or in his absence, any Vice President who is a shareholder, will preside as chairman at any meeting of the shareholders. If all of the foregoing are absent, the persons present and entitled to vote at said meeting will choose one of such persons to act as chairman of the meeting.

10.	Meetings by telephonic or electronic means. The Board may determine the manner in which meetings will be held. A meeting of the shareholders may be held by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. To the extent permitted by the Act, the directors may provide for the depositing and tabulation of proxies by means of telephone, electronic or other communication facility and a person entitled to vote at a meeting of shareholders may vote by means of telephone, electronic or other communication facility the Corporation has made available for that purpose.

11.	Place of meeting. Meetings of shareholders may be held at any place within Canada that the directors may determine.

12.	Postponement or cancellation of meetings. A meeting of shareholders may be postponed or cancelled by the Board at any time prior to the date of the meeting.

13.	Suspension/Adjournment of meeting. The chairman of any meeting of shareholders may, without the consent of such meeting, temporarily suspend the meeting, or otherwise adjourn the meeting to a new place and time, if, in the opinion of the chairman of the meeting, it is appropriate in the circumstances to do so.

14.	Procedures at meetings. The Board may determine the procedures to be followed at any meeting of shareholders including, without limitation, the rules of order. Subject to the foregoing, the chairman of a meeting of shareholders may determine the procedures of the meeting in all respects.

15.	Decisions of the chairman. Unless the chairman of a meeting of shareholders agrees otherwise, the chairman’s decision on all matters or things, including any questions regarding the validity of a form of proxy or other instrument appointing a proxy, will be conclusive and binding upon the meeting of shareholders.

SHARE CERTIFICATES

16.	Share certificates. Subject to the Act, the shares of the Corporation shall be represented by certificate or shall be electronically issued without a certificate. Subject to the Act, no transfer of a share issued by the Corporation will be registered unless or until the share certificate representing the share to be transferred has been presented for registration or, if no share certificate has been issued by the Corporation in respect of such share, unless or until either: i) a duly executed transfer in respect thereof has been presented for registration, or ii) the transfer of ownership is conducted electronically in accordance with the provisions of a direct registration system operated by a clearing agency approved by applicable regulatory authorities.

BANKING ARRANGEMENTS, EXECUTION OF INSTRUMENTS, ETC.

17.	Banking arrangements. The banking business of the Corporation, or any part thereof, will be transacted with such banks, trust companies or other financial institutions as the Board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, will be transacted on the Corporation’s behalf by one or more officers or other persons as the Board may designate, direct or authorize from time to time.

18.	Execution of instruments. The Board may, from time to time, determine in its policy of delegation of authority the officers or other persons by whom any particular document or instrument or class of documents or instruments of the Corporation will be executed and the manner of execution thereof, including the use of facsimile or other electronic reproduction of any or all signatures and the use of the corporate seal or facsimile or other electronic reproduction thereof.

INDEMNIFICATION

19.	Indemnification. The Corporation shall, in accordance with the provisions of the Act and to the full extent provided therein, indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity. The Corporation may extend the benefits of the foregoing indemnification to other persons, provided such persons are designated by way of a resolution of the Board.

MISCELLANEOUS

20.	Invalidity of any provisions of this by-law. The invalidity or unenforceability of any provision of this by-law will not affect the validity or enforceability of the remaining provisions of this by-law.

21.	Omissions and errors. The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting its substance will not invalidate any action taken at any meeting to which the notice related or otherwise founded on the notice.

INTERPRETATION

22.	Interpretation. In this by-law and all other by-laws of the Corporation words importing the singular number only include the plural and vice versa; words importing any gender include all genders; words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities; “Canada Business Corporations Act” means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as from time to time amended, re-enacted or replaced; terms that are not otherwise defined in this by-law have the meanings attributed to them in the Canada Business Corporations Act; and “meeting of shareholders” means an annual meeting of shareholders or a special meeting of shareholders.